UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2004

REDDY ICE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

333-110442-04	56-2381368
(Commission File Number)	(IRS Employer Identification No.)

8750 North Central Expressway, Suite 1800 Dallas, Texas	75231
(Address of Principal Executive Offices)	(Zip Code)

(214) 526-6740

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03:                                         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 27, 2004, Reddy Ice Holdings, Inc. (“Reddy”) reported that its previously announced private placement of $151,000,000 aggregate principal amount at maturity of its 10½% Senior Discount Notes Due 2012 (the “Notes”) had closed. Reddy received gross proceeds of approximately $100 million upon the issuance of the Notes.

The terms of the Notes are governed by an indenture, dated October 27, 2004, between Reddy and U.S. Bank National Association, as trustee (the “Indenture”). No cash interest will accrue on the Notes prior to November 1, 2008. Thereafter, cash interest on the Notes will accrue and be payable semi-annually in arrears on May 1 and November 1 of each year, commencing May 1, 2009, at a rate of 10½%. The Notes have an initial accreted value of $663.33 per $1,000 principal amount at maturity of Notes. The accreted value of each Note will increase from the date of issuance until November 1, 2008 at a rate of  10½% per annum such that the accreted value will equal the stated principal amount at maturity on November 1, 2008. The Notes will mature on November 1, 2012.

Reddy may redeem the Notes at any time on or after November 1, 2008 at the redemption prices (expressed in percentages of accreted value on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on  November 1 of the years set forth below:

Year	Percentage

2008	105.250%
2009	102.625%
2010 and thereafter	100.000%

Reddy may also redeem up to 35% of the Notes using proceeds from certain equity offerings prior to November 1, 2007 at a redemption price of 110.50%, plus accrued and unpaid interest, if any, to the redemption date. Holders of the Notes may require Reddy to repurchase the Notes upon a change in control at a price equal to 101% of their accreted value, plus accrued and unpaid interest, if any, and Reddy may redeem all, but not less than all, of the Notes if a change of control occurs prior to November 1, 2007 at a redemption price equal to the sum of 100% of the accreted value of the Notes as of the redemption date, a premium amount equal to the product of (1) 1.25 and (2) the difference between (a) the scheduled accreted value of the Notes on the date that is one year after the redemption date and (b) the accreted value of the Notes as of the redemption date, and accrued and unpaid interest, if any, to, the date of redemption. There is no sinking fund for the Notes.

The Notes are unsecured senior obligations of Reddy and rank equally in right of payment with Reddy’s future unsecured senior debt and senior to any of Reddy’s future subordinated debt. The Notes are effectively subordinated to all debt and other liabilities and preferred stock of Reddy’s subsidiaries. The Notes are not guaranteed by any of Reddy’s subsidiaries.

The terms of the Notes place certain limitations on Reddy’s ability and, in certain instances, the ability of Reddy’s restricted subsidiaries to, among other things (subject to certain exceptions and qualifications):

•                  incur or guarantee additional indebtedness or issue certain preferred stock;

•                  pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness;

•                  make certain investments;

•                  create liens;

•                  enter into arrangements that restrict dividends from Reddy subsidiaries;

•                  engage in transactions with affiliates;

•                  sell assets, including capital stock of Reddy subsidiaries; and

•                  merge or consolidate with other companies or transfer all or substantially all of Reddy’s assets.

In connection with the offering of the Notes, Reddy also entered into a registration rights agreement with Credit Suisse First Boston LLC,  CIBC World Markets Corp. and Bear, Stearns & Co. Inc. on October 27, 2004 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Reddy has agreed to file an exchange offer registration statement to exchange the Notes for a new issue of substantially identical debt securities registered under the Securities Act of 1933, as amended, and to file a shelf registration statement to cover resale of Notes under certain circumstances. Reddy will be required to pay holders of Notes additional interest on the Notes if (1) it fails to file a required registration statement within the applicable deadline, (2) a required registration statement is not declared effective within the applicable deadline, (3) an exchange offer for the Notes is not consummated prior to 40 days after an applicable registration statement is declared effective, or (4) any required registration statement becomes effective, but, under certain circumstances, ceases to be effective or the related prospectus ceases to be usable. Prior to November 1, 2008, such additional interest will be added to the accreted value of the Notes or, at Reddy’s option, paid in cash.

Additionally, Reddy Ice Group, Inc. entered into a Third Amendment to Credit Agreement and First Amendment to Parent Guaranty and Pledge Agreement (the “Amendment”). The Amendment provides for a dividend payment of approximately $28.6 million by Reddy Ice Group, Inc. to Reddy as described above and for the reincorporation of Reddy Ice Group, Inc. from Texas to Delaware.

The foregoing descriptions are qualified in their entirety by reference to the Amendment, the Indenture,  the purchase agreement, dated October 19, 2004 among Reddy and Credit Suisse First Boston LLC,  CIBC World Markets Corp. and Bear, Stearns & Co. Inc. and the Registration Rights Agreement, which are attached to this current report of Form 8-K as Exhibits 4.1, 4.2, 10.1 and 10.2 respectively.

Item 9.01 Financial Statements and Exhibits.

(c)                                  Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDDY ICE HOLDINGS, INC.

Date: October 27, 2004	By:	/s/ Steven J. Janusek
Steven J. Janusek
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1

Third Amendment to Credit Agreement and First Amendment to Parent Guaranty and Pledge Agreement among Reddy Ice Group, Inc., Reddy Ice Holdings, Inc., Credit Suisse First Boston, acting through its Cayman Island branch, as Administrative Agent, Canadian Imperial Bank of Commerce and Bear Stearns Corporate Lending, Inc., as the Co-Syndication Agents and certain of the Lenders, dated as of October 22, 2004.

4.2	Indenture between Reddy Ice Holdings, Inc. and U.S. Bank National Association, as trustee, dated October 27, 2004.

10.1	Purchase Agreement, among Reddy Ice Holdings, Inc. and Credit Suisse First Boston LLC, CIBC World Markets Corp. and Bear, Stearns & Co. Inc., dated October 19, 2004.

10.2	Registration Rights Agreement, among Reddy Ice Holdings, Inc. and Credit Suisse First Boston LLC, CIBC World Markets Corp. and Bear, Stearns & Co. Inc., dated October 27, 2004.

99.1	Press Release announcing the Closing of Reddy’s Private Placement of Notes, dated October 27, 2004.